MUTUAL FUND SERIES TRUST

Amendment No. 44 to Agreement and Declaration of Trust

The undersigned President and Principal Executive Officer of Mutual Fund Series Trust (the “Trust”) hereby certifies that the following resolution was adopted by the Board of Trustees (the “Board”) of the Trust at a meeting of the Board on November 19, 2018:

RESOLVED, that, pursuant to Section 4.1 of the Agreement and Declaration of Trust of the Trust, a majority of the trustees of the Trust, amended in its entirety the first paragraph of Section 4.2, to read as follows:

Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Series, the Trustees establish and designate the following Series of Shares of the Trust (each a “Series”) and as to each Series, the Trustees establish and designate Classes of Shares as indicated below:

Designated Series	Designated Classes for each Series
AlphaCentric Asset Rotation Fund Class A, C, I and T
AlphaCentric Bond Rotation Fund Class A, C, I and T
AlphaCentric Income Opportunities Fund Class A, C, I and T
AlphaCentric Hedged Market Opportunity Fund Class A, C, I and T
AlphaCentric Global Innovations Fund Class A, C, I and T AlphaCentric Small Cap Opportunities Fund Class A, C, I and T
AlphaCentric Municipal Opportunities Fund Class A, C and I
Camelot Excalibur Small Cap Income Fund Class A, C, and I
Camelot Premium Return Fund Class A, C and I
Catalyst Multi-Strategy Fund Class A, C, I and T
Catalyst Insider Buying Fund Class A, C, I and T
Catalyst Insider Income Fund Class A, C, I and T
Catalyst Systematic Alpha Fund Class A, C, I and T
Catalyst IPOX Allocation Fund Class A, C, I and T
Catalyst Hedged Commodity Strategy Fund Class A, C, I and T
Catalyst Hedged Futures Strategy Fund Class A, C, I and T
Catalyst Macro Strategy Fund Class A, C, I and T
Catalyst/Millburn Hedge Strategy Fund Class A, C, I and T
Catalyst Small Cap Insider Buying Fund Class A, C, I and T
Catalyst Dynamic Alpha Fund Class A, C, I and T
Catalyst/CP Focus Large Cap Fund Class A, C, I and T
Catalyst/CP Focus Mid Cap Fund Class A, C, I and T
Catalyst/CP World Equity Fund Class A, C, I and T I
Catalyst Buyback Strategy Fund Class A, C, I and T

Catalyst/Groesbeck Growth of Income Fund Class A, C, I and T
Catalyst Exceed Defined Risk Fund Class A, C, I and T
Catalyst Exceed Defined Shield Fund Class A, C, I and T
Catalyst/Lyons Tactical Allocation Fund Class A, C, I and T
Catalyst/MAP Global Balanced Fund Class A, C, I and T
Catalyst/MAP Global Equity Fund Class A, C, I and T
Catalyst MLP & Infrastructure Fund Class A, C, I and T
Catalyst/CIFC Floating Rate Income Fund Class A, C, I and T
Catalyst/Princeton Credit Opportunity Fund Class A, C, I and T
Catalyst/Stone Beach Income Opportunity Fund Class A, C, I and T
Catalyst/SMH High Income Fund Class A, C, I and T
Catalyst/SMH Total Return Income Fund Class A, C, I and T
Catalyst Enhanced Income Strategy Fund Class A, C and I
Day Hagan Tactical Allocation Fund Class A, C, I and T
Day Hagan Tactical Dividend Fund Class A, C, I and T
Empiric 2500 Fund Class A and C
Eventide Gilead Fund Class A, C, N, I and T
Eventide Healthcare & Life Sciences Fund Class A, C, N, I and T
Eventide Multi-Asset Income Fund Class A, C, N, I and T
Eventide Global Dividend Opportunities Fund Class A, C, N, I and T Eventide Limited-Term Bond Fund Class A, C, N, I and T
JAG Large Cap Growth Fund Class A, C, and I

The above paragraph shall supersede and take the place of the existing first paragraph for Section 4.2 of the Agreement and Declaration of Trust.

Subsections (a) through (l) of Section 4.2 of the Agreement and Declaration of Trust of Mutual Fund Series Trust are hereby incorporated by reference.

Date: November 26, 2018
/s/ Jerry Szilagyi Jerry Szilagyi, President and Principal Executive Officer of the Trust